Exhibit 23.0



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated April 12, 1996, included in this Form 10-K, into Microcom, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 33-16833, 33-18426, 33-29279, 33-29771, 33-37284, 33-40893, 33-63454, 33-71588,
33-84572, 33-59939 and 33-64579) and on Form S-3 (File No. 33-64587).



                                          ARTHUR ANDERSEN LLP





Boston, Massachusetts
June 19, 1996